Exhibit 10.11

SALT BLOCKCHAIN INC.

2019 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

Any capitalized terms used but not defined in this Restricted Stock Award Agreement (the “Agreement”) shall have the same defined meanings ascribed to such terms in the Salt Blockchain Inc. 2019 Equity Incentive Plan (“Plan”).

I.	NOTICE OF GRANT OF RESTRICTED STOCK

Name of Participant:

Address:

The undersigned Participant (the “Participant”) has been awarded Restricted Shares of Common Stock, subject to the terms and conditions of the Plan and this Agreement, as follows:

Date of Grant

Number of Shares of Restricted Stock

Vesting Schedule:

The Shares of Restricted Stock shall vest, and the Period of Restriction for the Shares of Restricted Stock shall lapse (Shares of Restricted Stock with respect to which the Period of Restriction has lapsed being referred to herein as “Vested Shares”) and become non-forfeitable only upon a Change in Control.

Forfeiture on Termination

If Participant ceases to be a Service Provider as a result of termination for Cause, all shares of Restricted Stock, which are not Vested Shares and for which the Period of Restriction has not lapsed prior to the date the Participant ceases to be a Service Provider, will be forfeited, and Participant shall have no further rights with respect to such unvested Shares of Restricted Stock.

If Participant ceases to be a Service Provider as a result of any reason other than a termination for Cause, all shares of Restricted Stock which are not Vested Shares and for which the Period of Restriction has not lapsed prior to the date the Participant ceases to be a Service Provider, will not be forfeited but will continue to be governed by the terms of this Agreement and the Plan.

II.	AGREEMENT

1.    Distribution of Shares. As soon as administratively feasible following execution of this Agreement, the Company shall issue stock certificates in the name of the Participant evidencing the Shares of Restricted Stock awarded hereby. Until such time as unvested Shares become Vested Shares, the Company will hold the unvested Shares of Restricted Stock, and the certificates representing such Shares, in escrow. From the date of grant of the Shares of Restricted Stock, the Participant shall have the right to vote all Shares of Restricted Stock granted hereunder and shall be entitled to all dividends paid with respect to Shares of Restricted Stock, with the receipt of such dividends subject to the same vesting, Period of Restriction, and transferability restrictions as the Shares of Restricted Stock on which such dividends were paid. As soon as practicable following each date on which any Share of Restricted Stock becomes a Vested Share, the Company shall deliver to Participant or the Participant’s personal representative, trustee or estate, as the case may be, a certificate for such Vested Shares of Restricted Stock.

2.    Restrictions on Transfer of Unvested Shares. Except for Family Transfers (as defined below), the Shares of unvested Restricted Stock granted hereunder shall be nontransferable by Participant and may not be assigned, pledged or otherwise encumbered or Transferred (defined below).

3.    Restrictions on Transfer of Vested Shares; Right of First Refusal.

(a)    Continuing Restriction on Transfer. Participant shall not sell, assign, transfer, convey, encumber, pledge, hypothecate, grant a security interest in, or otherwise dispose of in any way, whether voluntarily or involuntarily, including by operation of law (“Transfer”) any Vested Shares or any beneficial interest therein except in accordance with the terms of this Agreement. Any Vested Shares Transferred in accordance with this Agreement shall remain subject to the terms and restrictions of this Agreement, and prior to recognizing any such Transfer, the transferee (a “Holder”) shall agree in writing to receive and hold the Vested Shares so Transferred subject to all of the provisions of this Agreement, and the Vested Shares shall not be further Transferred except in accordance with the terms of this Agreement.

(b)    Company Right of First Refusal. Before Participant or any Holder (the “Offeror”) may Transfer any Vested Shares, such Vested Shares (the “Offered Shares”) must first be offered to the Company for purchase in accordance with this Section 3 (the “Right of First Refusal”).

(c)    Notice of Proposed Transfer. The Offeror shall deliver to the Company a written notice stating: (i) the Offeror’s bona fide intention to Transfer the Vested Shares; (ii) the name of each proposed transferee; (iii) the number of Vested Shares to be Transferred to each proposed transferee; (iv) the bona fide cash price or other consideration for which the Offeror proposes to Transfer the Vested Shares; and (v) that by delivering the notice, the Offeror offers all such Vested Shares to the Company pursuant to this Section 3 and on the same terms described in the notice.

(d)    Exercise of Right of First Refusal. At any time within 30 days after receipt of the Offeror’s notice, the Company may, by giving written notice to the Offeror, elect to purchase all or any portion of the Vested Shares proposed to be Transferred to any one or more of the proposed transferees, at the purchase price as determined below.

(e)    Purchase Price. The purchase price for the Vested Shares purchased by the Company under this Section 3 shall be the price listed in the Offeror’s notice. If the price listed in the Offeror’s notice includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors (the “Board”) in its sole discretion.

(f)    Payment. Payment of the purchase price shall be made, at the option of the Company: (i) in cash, by check or wire transfer, (ii) by cancellation of all or a portion of any outstanding indebtedness of the Offeror to the Company, or (iii) by any combination thereof. Closing of the purchase shall occur within 30 days after delivery by the Company of its election to exercise its Right of First Refusal.

(g)    Offeror’s Right to Transfer. If all of the Vested Shares proposed in the notice to be Transferred to a given proposed transferee are not purchased by the Company as provided in this Section 3, then the Offeror may Transfer such Vested Shares to that proposed transferee; provided, that: (i) the Transfer is made only on the terms provided for in the notice; (ii) such Transfer is consummated within 90 days after the date the Transfer notice was originally delivered to the Company; (iii) the Transfer is effected in accordance with any applicable securities laws, and if requested by the Company, the Offeror shall deliver an opinion of counsel acceptable to the Company to that effect; and (iv) the proposed Transferee complies with the requirements of this Section 3. If any Vested Shares described in a notice are not Transferred to the proposed transferee within the period provided above, then before any such Vested Shares may be Transferred, a new notice shall be given to the Company, and the Company shall again be offered the Right of First Refusal described in this Section 3.

(h)    Exception for Certain Family Transfers. Notwithstanding anything to the contrary contained elsewhere in this Section 3, (i) the gratuitous Transfer of any or all of the Vested Shares to one or more of the Participant’s Family Members, or a trust established for the Participant or one or more such Family Members, provided the Participant obtains the Company’s prior written consent to such transfers (the ““Family Transfers”) or (ii) a Transfer pursuant to the Participant’s will or the laws of inheritance following the Participant’s death, shall be exempt from the provisions of this Section 3. For purposes of this Agreement, “Family Member” means any of the following members of the Participant’s family: any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law.

(i)    Restriction on Transfers to Competitors. Notwithstanding the foregoing, and until the Company’s Right of First Refusal has terminated under Section 3(l), without the Company’s express written consent, at no time will any Holder transfer by way of sale, gift, pledge, option or otherwise any Vested Shares to any person or entity that is directly or indirectly engaging in the provision or sale of products or services of the type provided or sold by the Company (whether prior to or at the time of such transfer or contemplated at such time by the Company’s written business plan or similar documents) or otherwise engaging in any business activity competitive with the Company’s business. The foregoing prohibition shall apply to transfers to competitors or any officers, directors or employees thereof, or any affiliate (as defined under applicable securities laws) of any such competitor or related officer, director or employee thereof. The Board shall have the sole and exclusive discretion to make determinations under this paragraph as to whether any proposed transferee would be deemed competitive and prohibited under the provisions of this Section and the Board’s determination shall be final and binding.

(j)    Assignment of Right of First Refusal. The Company, in its sole discretion, may assign all or part of the Right of First Refusal to one or more employees, officers, directors or stockholders of the Company or other persons or organizations.

(k)    Termination of Right of First Refusal. The Right of First Refusal contained in this Section shall terminate as to all Vested Shares purchased hereunder upon the earlier of: (i) the closing date of the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under Securities Act of 1933, as amended (the “Securities Act”), or (ii) the closing date of a Change in Control in which the equity securities of the the acquirer or successor entity received in exchange for such Shares are publicly traded.

(l)    Other Agreements. If Participant is a party to any right of first refusal and co-sale agreement with the Company or any other stockholders of the Company, or any similar agreement containing rights of first refusal in favor of the Company or the other stockholders of the Company, the rights contained in this Agreement shall be subordinate to the rights contained in such other agreement and in the event of any conflict, the rights in such other agreement shall control.

(m)    Lock-Up Period. Participant shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise Transfer, directly or indirectly, any Common Stock or other securities of the Company, nor shall Participant enter into any swap, hedging or other arrangement that Transfers to another, in whole or in part, any of the economic consequences of ownership of any Common Stock or other securities of the Company, for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred eighty (180) days following the effective date of any registration statement of the Company filed under the Securities Act (or such other period as may be requested by the Company or the underwriters to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto). Participant agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, Participant shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of any such restriction period.

(n)    Legends. Participant understands and agrees that the Company shall cause the legends set forth below, or substantially equivalent legends, to be placed upon any certificate evidencing ownership of the Vested Shares, together with any other legends that may be required by the Company or by applicable state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, A RIGHT OF FIRST REFUSAL AND A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING AS SET FORTH IN THE RESTRICTED STOCK AWARD AGREEMENT, AS AMENDED OR RESTATED FROM TIME TO TIME, BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS, RIGHT OF FIRST REFUSAL, AND LOCK-UP PERIOD ARE BINDING ON TRANSFEREES OF THESE SHARES.

(o)    Refusal to Transfer. The Company shall not be required (i) to Transfer on its books any Vested Shares that have been sold or otherwise Transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Vested Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Vested Shares shall have been so transferred.

(p)    Stop-Transfer Notices. The Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(q)    Estate Matters. Any distribution or delivery to be made to Participant under this Agreement will, if Participant is then deceased, be made to Participant’s designated beneficiary, or if no beneficiary survives Participant, to the administrator or executor of Participant’s estate. Any such transferee must furnish the Company with (i) written notice of his or her status as transferee, and (ii) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

4.    Investment Representations and Tax Matters.

(a)    Investment Representations. In connection with the transfer of the Vested Shares, the undersigned Participant represents to the Company the following:

(i)    Participant is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Vested Shares. Participant is acquiring these Vested Shares for investment for Participant’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

(ii)    Participant acknowledges and understands that the Vested Shares constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Participant’s investment intent as expressed herein. Participant further understands that the Vested Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Participant further acknowledges and understands that the Company is under no obligation to register the Vested Shares.

(iii)    Participant is familiar with the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer of the securities (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. Participant understands that the Company provides no assurances as to whether he or she will be able to resell any or all of the Vested Shares pursuant to Rule 144, which rule requires, among other things, that the Company be subject to the reporting requirements of the Exchange Act, that resales of securities take place only after the holder of the Vested Shares has held the Vested Shares for certain specified time periods, and under certain circumstances, that resales of securities be limited in volume and take place only pursuant to brokered transactions.

(iv)    Participant further understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

(b)    Tax Consultation. Participant represents Participant has reviewed with Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Participant understands that Participant (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement.

(c)    Withholding of Taxes. Notwithstanding any contrary provision of this Agreement, no certificate representing the Vested Shares may be released from escrow, unless and until satisfactory arrangements (as determined by the Administrator) will have been made by Participant with respect to the payment of any income and employment taxes that the Company determines must be withheld with respect to such Vested Shares. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit Participant to satisfy such tax withholding obligation, in whole or in part by one or more of the following: (i) paying by cash or check, (ii) electing to have the Company withhold otherwise deliverable Vested Shares having a fair market value (as determined in good faith by the board of directors of the Company) (the “Fair Market Value”) equal to the minimum amount required to be withheld, (iii) delivering to the Company already vested and owned Shares having a Fair Market Value equal to the amount required to be withheld, or (iv) selling a sufficient number of such Vested Shares otherwise deliverable to Participant through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. If Participant fails to make satisfactory arrangements for the payment of any required tax withholding obligations hereunder at the time any applicable Vested Shares otherwise are scheduled to vest, Participant will permanently forfeit such shares.

(d)    Tax Liability. Participant understands that the Board believes its valuation of the Shares represents a fair appraisal of their worth, but that it remains possible that, with the benefit of hindsight, the Internal Revenue Service may successfully assert that the value of the Shares on the date of Participant’s acquisition of such Vested Shares is substantially greater than the Board’s appraisal. Participant understands that that any additional taxes and interest due as a result of such an assertion by the IRS will be Participant’s sole responsibility payable only by Participant, and that the Company need not and will not reimburse Participant for that tax liability.

(e)    83(b) Election. Participant understands that Participant may elect to be taxed at the time the Shares of Restricted Stock are awarded rather than when the Shares of Restricted Stock vest and the Period of Restriction lapses by filing an election under Section 83(b) of the Code with the IRS within 30 days from the date of grant. THE PARTICIPANT (AND NOT THE COMPANY OR ANY OF ITS AGENTS) SHALL BE SOLELY RESPONSIBLE FOR APPROPRIATELY FILING THE 83(B) ELECTION FORM, EVEN IF PARTICIPANT REQUESTS THE COMPANY OR ITS AGENTS TO MAKE THIS FILING ON PARTICIPANT’S BEHALF. THE 83(B) ELECTION FORM MUST BE FILED WITH THE INTERNAL REVENUE SERVICE WITHIN 30 DAYS AFTER THE DATE OF GRANT OF THIS RESTRICTED STOCK.

5.    General Provisions.

(a)    Choice of Law. This Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of the State of Colorado.

(b)    Integration. This Agreement, subject to the terms and conditions of the Plan and the Notice of Grant, represents the entire agreement between the parties with respect to the Shares of Restricted Stock awarded to Participant and supersedes and replaces any and all prior written or oral agreements regarding the subject matter of this Agreement including any representations made during any interviews, relocation discussions or negotiations whether written or oral. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan will prevail.

(c)    Notices. All notices required or permitted in connection with this Agreement shall be in writing and shall be deemed delivered and received: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile to the specified address or number, if sent during normal business hours of the recipient; if not, then on the next business day, (c) five days after having been sent by registered or certified mail to the specified address, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier directed to the specified address for next day delivery, with written notification of receipt. All communications shall be sent to the address of Participant set forth on the applicable signature page hereto and, if to the Company, at the Company’s principal place of business, or at such other address or electronic mail address as any party hereto may designate by 10 days advance written notice pursuant to the terms of this Section 5 to the other party hereto.

(d)    Successors. This Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in this Agreement, this Agreement shall be binding upon Participant and Participant’s heirs, executors, administrators, successors and assigns.

(e)    Assignment. The Company may assign this Agreement or any of its rights under this Agreement to single or multiple assignees. This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, Transferred or delegated by Participant without the prior written consent of the Company. Any attempt by Participant without such consent to assign, transfer or delegate any rights, duties or obligations that arise under this Agreement shall be void.

(f)    Waiver. Either party’s failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, nor prevent that party from thereafter enforcing any other provision of this Agreement. The rights granted to both parties hereunder are cumulative and shall not constitute a waiver of either party’s right to assert any other legal remedy available to it.

(g)    Further Documents. Upon request of the Company, Participant shall to execute any further documents or instruments which the Company deems necessary or reasonably desirable to carry out the purposes or intent of this Agreement.

(h)    Severability. Should any provision of this Agreement be found to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable to the greatest extent permitted by law.

(i)    Specific Performance. Any breach of this Agreement or the terms hereof shall result in irreparable damage to the Company and Participant which would be difficult or impossible to measure. Accordingly, the parties hereto agree and acknowledge that this Agreement shall be specifically enforceable and either party hereto may petition a court for injunctive relief as permitted by the applicable rules. If either party hereto institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought waives the claim or defense therein that such person has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

(j)    Reliance on Counsel and Advisors. Participant acknowledges that Participant has had the opportunity to review this Agreement, including all exhibits hereto, and the transactions contemplated by this Agreement with Participant’s own legal counsel, tax advisors and other advisors. Participant is relying solely on Participant’s own counsel and advisors and not on any statements or representations of the Company or its agents for legal or other advice with respect to this investment or the transactions contemplated by this Agreement.

(k)    Counterparts. This Agreement may be executed in two or more counterparts, delivered by facsimile or other electronic means, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Copies of signed signature pages shall be binding originals.

(l)    Electronic Delivery. The Company may, in its sole discretion, decide to deliver by email or other electronic means any documents related to Participant’s current or future participation in the Plan, this award, the Shares, any other securities of the Company or any other Company-related documents, including notices to stockholders required by applicable law, the Company’s Certificate of Incorporation and/or Bylaws. Participant hereby (i) consents to receive such documents by email or other electronic means, (ii) consents to the use of electronic signatures, and (iii) if applicable, agrees to participate in the Plan and/or receive any such documents related to the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company. The Company may deliver the above-described documents to Participant by sending a communication to Participant’s email address set forth under Participant’s signature below or, if no email address is set forth below, to the last email address for Participant the Company has on file.

(m)    No Guarantee of Continued Service. Participant acknowledges and agrees that the vesting of Shares of Restricted Stock is earned only by continuing as a Service Provider at the will of the Company. Participant further acknowledges and agrees that this Agreement, the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as a Service Provider for the vesting period, for any period, or at all, and will not interfere with Participant’s right or the Company’s right to termi‐nate Participant’s relationship as a Service Provider at any time, with or without cause.

[Signature page follows]

By Participant’s signature below, Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions of the Plan, and hereby accepts this Agreement subject to all of the terms and provisions thereof. Participant has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement. Participant agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Agreement. Participant further agrees to notify the Company upon any change in the residence indicated in the Notice of Grant.

PARTICIPANT	SALT BLOCKCHAIN INC.

Signature	By

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